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                               January 1, 1994

Congress Financial Corporation
1133 Avenue of the Americas
New York, NY  10036

         Re:   Fifth Amendment to Financing Agreements

Gentlemen:

   Reference is made to the Accounts Financing Agreement [Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Isaacs & Co. L.P. ("Borrower") dated as of June 16, 1992 (the "Accounts Agreement") and all supplements thereto, and all other agreements, documents and instruments related thereto and executed in connection therewith including, the Covenant Supplement to Accounts Financing Agreement [Security Agreement] ("Covenant Supplement"), the Inventory and Equipment Security Agreement Supplement to Accounts Financing Agreement [Security Agreement] ("Inventory and Equipment Security Agreement") and the Trade Financing Agreement Supplement to Accounts Financing Agreement [Security Agreement] (the "Trade Financing Agreement"), as each is amended by the Amendment to Financing Agreements dated October 30, 1992, Second Amendment to Financing Agreements dated as of January 4, 1993, Third Amendment to Financing Agreements dated as of March 10, 1993 and Fourth Amendment to Financing Agreements dated May 1, 1993, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced (collectively, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Financing Agreements.

   Borrower has requested an extension of, and certain modifications to, the Financing Agreements and Congress is willing to agree to such extension and modifications, subject to the terms and conditions set forth herein.

   In consideration of the foregoing, and the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

   1. Supplemental Loans. Section 2.1 of the Accounts Agreement, as amended by the Fourth Amendment, is hereby deleted in its entirety and replaced with the following:

       "2.1. You shall, in your discretion, make loans to us from time to time, at our request, of up to eighty percent (80%) of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion determine from time to time). Subject to the terms and conditions hereof, you may also, in your discretion, make loans to us from time to time, in excess of such lending formula, at our request, of up to (a) $2,000,000 from the date hereof until February 28, 1994, and (b) $1,500,000 from March 1, 1994 until August 31, 1994,

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   subject to further reduction thereof as hereafter set forth (collectively, the "Supplemental Loans"); provided, however, the maximum aggregate outstanding amount of such Supplemental Loans shall be further reduced, commencing August 12, 1994, in successive and cumulative amounts of $375,000 each on August 12, 1994, August 19, 1994, August 26, 1994 and
   August 31, 1994. Notwithstanding anything to the contrary contained herein, the outstanding balance of any Supplemental Loans in excess of $1,500,000 shall be repaid not later than March 1, 1994 and the entire outstanding balance of all Supplemental Loans shall be repaid in full not later than August 31, 1994."

   2. Renewal Date. Section 9.1 of the Accounts Agreement is hereby amended by deleting the first sentences thereof in it entirety and substituting the following therefor:

      "9.1. This Agreement shall become effective upon acceptance by you and shall continue in full force and effect for a term ending June 16, 1995 (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

   3. Early Termination Fee. Section 9.2 of the Accounts Agreement is hereby amended by adding the following sentence at the end of Section 9.2 set forth on the Rider to the Accounts Agreement:

      ", or (c) one-half of one (1/2 of 1%) percent of the Maximum Credit if such termination occurs after the second anniversary of this Agreement but prior to the third anniversary of this Agreement."

   4. Letter of Credit Sublimit. Section 1.5 of the Trade Financing Agreement is hereby amended by deleting the reference to "$1,500,000" and replacing it with "$2,000,000".

   5. Supplemental Loan and Extension Fee. In partial consideration of the extension of the term of the Financing Agreements, the Supplemental Loans and the other modifications to the Financing Agreements as set forth herein, Borrower agrees to pay Congress a fee in an amount equal to $35,000, payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof. At Congress' option, Congress may charge such fee directly to Borrower's loan account.

   6. Effect and Entirety of this Amendment. Except as specifically modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby ratified and confirmed by all parties hereto as of the date hereof. This Amendment represents and incorporates the entire understanding and agreements of the parties with respect to the matters set forth herein and the parties hereto agree that there are no representations, warranties, covenants or understandings of any kind, nature or description whatsoever made by Congress to Borrower with respect to this Amendment, except as specifically set forth herein. This Amendment represents the final agreement between the parties and may not be contradicted by evidence or


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prior, contemporaneous or subsequent oral agreements of the parties.

   7. Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought.

   8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

   9. Counterparts. This Amendment may be executed in one or more counterparts which, taken together, shall constitute the agreement of the parties.


                             Very truly yours,

                             I.C. ISAACS & CO. L.P.

                             By: ISBUYCO, INC., General Partner

                                 By: /s/ Robert J. Arnot
                                     --------------------------
                                 Title: Chairman
                                        -----------------------

Agreed and Accepted:

CONGRESS FINANCIAL CORPORATION

By: /s/ James DeSantis
    ---------------------

Title: Vice President
       ------------------

ACKNOWLEDGED:

/s/ Ira Hechler
-------------------------
    Ira Hechler

/s/ Robert Arnot
-------------------------
    Robert Arnot

/s/ Gerald Lear
-------------------------
    Gerald Lear

/s/ Eugene Wielepski
-------------------------
    Eugene Wielepski

/s/ Gary Brashers
-------------------------
    Gary Brashers

/s/ Stanley Keller
-------------------------
    Stanley Keller


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